UNANIMOUS WRITTEN CONSENT

OF

THE BOARD OF DIRECTORS

OF

AMERITRANS CAPITAL CORPORATION

AND

ELK ASSOCIATES FUNDING CORPORATION

The undersigned, being all of the directors of Ameritrans Capital Corporation, in accordance with Section 141(f) of the Delaware General Corporation Law (“Ameritrans”) and Elk Associates Funding Corp. in accordance with Section 708(b) of the New York Business Corporation law (“Elk” together with Ameritrans the “Company”), including a majority of the directors who are not “interested persons” of the Company, as required by Rule 17g-1 under the Investment Company Act of 1940, do hereby adopt the following resolutions with the same force and effect as if passed by unanimous vote at a duly convened meeting of the board of directors of the Company (the “Board”):

NOW THEREFORE BE IT RESOLVED, that having considered the expected value of the assets of the Company to which officers or employees of the Company may have access, the nature of the business activities of the Company, the type and terms of the arrangements made for the custody of the Company’s assets, the nature of securities and other investments to be held by the Company, and other requirements of Section 17(g) of the Investment Company Act of 1940, as amended (the “Act”), and Rule 17g-1 thereunder, the amount and form of the fidelity bond, and the premium to be paid by the Company for the fidelity bond covering the officers of the Company and insuring the Company against loss from fraudulent or dishonest acts, including larceny and embezzlement, by officers and employees of the Company and certain other persons, with National Union Fire Insurance Company Financial Institution Bond Binder Number 106983, (the “Fidelity Bond”) is hereby authorized, approved and ratified; and be it further

RESOLVED,  that the Board hereby authorizes, approves and ratifies the renewal of the Fidelity Bond, which provides for $750,000 in coverage per claim and an aggregate of $750,000 in coverage and requires an annual premium of $6,071, with a deductible of $5,000; and be it further

RESOLVED, that Michael Feinsod be, and hereby is, designated as the party responsible for making the necessary filings and giving the notices with respect to the fidelity bond as required by paragraph (g) of Rule 17g-1 and is hereby directed to:

1.

File with the Securities and Exchange Commission (“SEC”) within 10 days after execution of the fidelity bond or amendment thereof:  (a) a copy of the bond or binder, (b) a copy of each resolution of the Board of Directors, including a majority of the Directors who are not “interested persons,” approving the amount, type, form and coverage of such bond and the amount of the premium to be paid by the Company, and (c) a statement as to the period for which the premiums for such bond have been paid;

2.

File with the SEC, in writing, within five days after the making of a claim under the bond by the Company, a statement of the nature and amount of the claim;

3.

File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Company; and

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4.

Notify by registered mail, each member of the Board of Directors at his or her last known residence of:  (a) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of such cancellation, termination or modification; (b) the filing and the settlement of any claims under the bond by the Company at any time the filings required under (2) and (3) above are made with the SEC; and (c) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company; and be it further

RESOLVED, that Stursberg and Associates, LLC is hereby authorized to continue to act as the escrow agent for the Company pursuant to the escrow agreement executed on April 15, 2008, attached hereto; and be it further

RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized and empowered, in the name and on behalf of the Company, to execute all such documents or instruments, in order to carry out the foregoing resolutions and to effectuate the purposes and intent thereof, and that all actions taken by the officers of the Company to date in connection with the foregoing resolutions are hereby in all respects confirmed, ratified and approved.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the 6th day of April, 2009.

/s/ Gary C. Granoff

/s/ John R. Laird

Gary C. Granoff

John R. Laird

/s/ Michael Feinsod

/s/ Steven Etra

Michael Feinsod

Steven Etra

/s/ Murray A. Indick

/s/ Ivan Wolpert

Murray A. Indick

Ivan Wolpert

/s/ Ellen M. Walker

/s/ Howard Sommer

Ellen M. Walker

Howard Sommer

/s/ Peter Boockvar _______________________________

Peter Boockvar

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